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                                                                  Exhibit 23.1


INDEPENDENT ACCOUNTANTS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 33-51643, 33-51641, 33-53490 and 1-10571 of Northeast Federal Corp. on Forms
S-8 of our report dated January 21, 1994 (February 9, 1994 as to Note 26), which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's change in its method of accounting for securities, appearing in the Annual Report on Form 10-K of Northeast Federal Corp. for the year ended December 31, 1993.



 [SIGNATURE FOR DELOITTE & TOUCHE APPEARS HERE]

Hartford, Connecticut
March 4, 1994